SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 29, 2004

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA,	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Item 5. Other Events

On June 29, 2004, we entered into a new unsecured bank credit facility with Bank of America, N.A., as Administrative Agent, and several lenders party thereto, which replaced a bank credit facility that expired by its terms on June 28, 2004. The new credit facility provides a revolving line of credit of up to $125 million, including a $35 million subfacility for letters of credit and a $10 million subfacility for swing line loans. Usage under either or both subfacilities reduces availability under the revolving line of credit. Although no borrowings have been made under the new credit facility, the letter of credit subfacility is being used to support several outstanding letters of credit.

A copy of the new credit facility is set forth in Exhibit 1 to this Report on Form 8-K. Affirmative covenants are set forth in Article VI of Exhibit 1 and negative covenants are set forth in Article VII of Exhibit 1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2004

POTLATCH CORPORATION

By:	/S/ MALCOLM A. RYERSE
Malcolm A. Ryerse
Corporate Secretary

POTLATCH CORPORATION AND CONSOLIDATED SUBSIDIARIES

Exhibit Index

Exhibit
1	Credit Agreement, dated as of June 29, 2004.